                                                            Exhibit 12.1

                                                           CFP Group, Inc.
                                                   Earnings to Fixed Charge Ratio

                                                                             Six Months                   Year Ended
                                                Year Ended September 30,   Ended March 31,                 March 31,
                                                  1995           1996           1997           1998           1999           2000
                                                --------       --------       --------       --------       --------       --------
(Loss) Earnings Before Tax                      $  2,343       $ (1,562)      $ (3,902)      $ (5,498)      $ (2,087)      $   (271)
                                                --------       --------       --------       --------       --------       --------

Plus: Fixed Charges

    Interest Expense                               2,632          3,232          4,681         17,236         17,322         17,914

    1/3 of Rent Expense                              206            206            148            406            372            397
                                                --------       --------       --------       --------       --------       --------

Total Fixed Charges                                2,838          3,438          4,829         17,642         17,694         18,311
                                                --------       --------       --------       --------       --------       --------

Earnings                                           5,181          1,876            927         12,144         15,607         18,040
                                                --------       --------       --------       --------       --------       --------

Ratio                                               1.83           --             --             --             --             --

Deficiency                                                       (1,562)        (3,902)        (5,498)        (2,087)          (271)